EXHIBIT 23

Consent of Accountants

The Board of Directors Mentor Graphics Corporation:

We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-11291, 33-18259, 2-90577, 33-30036, 2-99251, 33-30774, 33-57147, 33-57149, 33-57151, 33-64717, 333-49579, 333-69223, 333-81991, 333-81993, 333-53236, 333-53238, 333-87364, 333-91266 and 333-91272) and on Form S-3 (Nos. 33-52419, 33-56759, 33-60129, 333-00277, 333-02883, 333-11601 and 333-98869) of Mentor Graphics Corporation and subsidiaries of our reports dated January 23, 2003, relating to the consolidated balance sheets of Mentor Graphics Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, cash flows and stockholders’ equity and related schedule for each of the years in the three-year period ended December 31, 2002, which reports appear in the December 31, 2002 annual report on Form 10-K of Mentor Graphics Corporation and subsidiaries.

KPMG LLP

Portland, Oregon

March 24, 2003